PRESS RELEASE

INNOSPEC EXPANDS CREDIT FACILITY TO $200 MILLION

Welcomes The Royal Bank of Scotland plc and National Australia Bank Limited to lenders group

Newark, Del. -- June 14, 2006 -- Innospec Inc. (NASDAQ: IOSP) today announced that it has added two banks to its existing credit facilities agreement and increased its borrowing capacity under the facilities to $200 million from approximately $167.1 million previously.

The two additional banks joining the agreement are The Royal Bank of Scotland plc and National Australia Bank Limited. Lloyds TSB Bank, Barclays Bank, Bank of Scotland Corporate and Credit Suisse remain in the agreement, all with the same commitment they had originally. The facilities now consist of a $100 million term loan and a $100 million revolving credit facility. The repayment schedule and final maturity date of the facility (June 2009) remain unchanged. As of March 31, 2006, Innospec's borrowings outstanding under the agreement totalled $144.7 million; including cash and cash equivalents, its overall net debt was $82.8 million.

"This is another positive step in the development of Innospec," said Paul Jennings, President and Chief Executive Officer. "The increased borrowing capacity and expansion of our banking relationships enhances our flexibility to fund internal growth as well as future strategic acquisitions in our chosen markets of the specialty chemicals industry."

About Innospec Inc.

Innospec Inc. is an international specialty chemical company with almost 1,000 employees in 23 countries. Innospec divides its operations into three distinct business areas: Fuel Specialties, Performance Chemicals, and Octane Additives. Together, the three businesses manufacture and supply a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec's Fuel Specialties business specialises in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's Performance Chemicals business includes a range of companies that manufacture performance chemicals used in the manufacture of such items as personal care products, household detergents, crop protection chemicals as well as in plastics and paper and in the metal plating and oil industries. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead (TEL). The management team has a clear strategy in place to ensure the Company maximizes shareholder value from TEL supply while monitoring and reducing production in line with global demand.

Innospec has manufacturing and sales operations in 23 countries including Belgium, China, Cyprus, Dubai, France, Germany, Greece, Holland, Hong Kong, Hungary, India, Italy, Korea, Singapore, South Africa, Spain, Sweden, Switzerland, the UK and USA, which service the company's worldwide distribution network. For more information about Innospec, please visit our website at www.innospecinc.com .

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements which address operating performance, events or developments that we expect or anticipate will occur in the future. Although such statements are believed by management to be reasonable when made, caution should be exercised not to place undue reliance on forward-looking statements, which are subject to certain risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, actual results may differ materially from those expressed or implied by such forward-looking statements and assumptions. Risks, assumptions and uncertainties include, without limitation, changes in the terms of trading with significant customers or gain or loss thereof, the effects of changing government regulations and economic and market conditions, competition and changes in demand and business and legal risks inherent in non-U.S. activities, including political and economic uncertainty, import and export limitations and market risks related to changes in interest rates and foreign exchange rates, government investigations, material fines or other penalties resulting from the Company's voluntary disclosure to the Office of Foreign Assets Control of the U.S. Department of the Treasury and other risks, uncertainties and assumptions identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 and those identified in the Company's other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Kate Davison

Innospec Inc.

00 44-151-348-5825

Kate.Davison@innospecinc.com

Mark Harrop

RF|Binder Partners

00 1-212-994-7533

Mark.Harrop@RFBinder.com